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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SEC. 240.14a-11(c) OR SEC. 240.14a-12

                            ------------------------

                           BURLINGTON RESOURCES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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

                          [BURLINGTON RESOURCES LOGO]

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 23, 2003

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Burlington Resources Inc. will be held on Wednesday, April 23, 2003, at 9:00 a.m. local time in the Ambassador Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

     1.  To elect eleven directors, each to hold office for a term of one year.

     2. To transact any other business which may be properly brought before the meeting.

     Only stockholders of record at the close of business on February 24, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                           By Order of the Board of Directors

                                                  JEFFERY P. MONTE
                                                 Corporate Secretary

March 21, 2003

                           BURLINGTON RESOURCES INC.
                                5051 WESTHEIMER
                           HOUSTON, TEXAS 77056-2124

                                                                   Mailing Date:
                                                                  March 21, 2003

                                PROXY STATEMENT

     The enclosed proxy is solicited by the management of Burlington Resources Inc. (the "Company") for use at the Annual Meeting of Stockholders on April 23, 2003. Shares of common stock, par value $.01 per share ("Common Stock"), of the Company represented by a properly executed proxy will be voted at the meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, or by signing and delivering a proxy which is dated and received later, either electronically or by mail, or, if the stockholder attends the meeting in person, by giving notice of revocation to the Inspector of Election at the meeting.

     February 24, 2003 was the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 201,672,624 shares of Common Stock, which is the Company's only class of voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for approval of all other items submitted to the stockholders for their consideration. Abstentions are counted in the number of shares present in person or represented by proxy and entitled to vote for purposes of determining whether a proposal has been approved, whereas broker nonvotes are not counted for those purposes.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 7 meetings during 2002. In 2002, the standing committees of the Board of Directors consisted of an Audit Committee and a Compensation and Nominating Committee. The Audit Committee held 9 meetings during 2002. The Compensation and Nominating Committee held 6 meetings during 2002. During 2002, each Director attended at least 75 percent of the meetings of the Board of Directors and the committees thereof on which such Director served.

     Effective March 1, 2003, the Board of Directors revised its committee structure. The standing committees of the Board of Directors currently consist of an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Board of Directors has determined that each of the committee members is independent as defined in accordance with applicable requirements.

     The Audit Committee's primary purpose is to assist the Board of Directors' oversight of (a) the integrity of the Company's financial statements, (b) the independent auditor's qualifications, independence and performance, (c) the performance of the Company's internal audit function, and (d) the Company's compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint and terminate the Company's independent auditors.

     The Compensation Committee is responsible for discharging the Board of Directors' responsibilities relating to compensation of the Company's Directors and executive officers. In addition, this committee reviews and recommends any proposed broad-based and stock-based employee benefit plans and grants restricted stock, stock options and other forms of long-term incentive compensation to executive officers.

     The Governance and Nominating Committee is responsible for developing and recommending to the Board of Directors Corporate Governance Guidelines applicable to the Company, overseeing the evaluation by the Board of Directors of itself and its committees, identifying and recommending to the Board of Directors individuals to serve as officers of the Company, reviewing matters of management succession and identifying and recommending to the Board of Directors individuals qualified to serve on the Board of Directors and each of the committees thereof. Copies of the Audit Committee, Compensation Committee, and Governance and Nominating Committee Charters, as well as the Corporate Governance Guidelines and the Company's Code of Business Conduct and Ethics, are available under the Corporate Governance portion of the Investor Relations section of the Company's Web site at www.br-inc.com.

     Except as otherwise designated, the chairman of the Compensation Committee will serve as the presiding Director of regularly scheduled meetings of the Non-Management Directors. Anyone who has a concern about the Company may communicate that concern directly to the chairman of the Compensation Committee as the presiding Non-Management Director. Such communications may be mailed to the chairman in care of Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124.

     The Governance and Nominating Committee will consider proposals for nominees for Directors from stockholders which are made in writing to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124. Stockholders are directed to the Company's By-Laws which specify the procedures to be followed by stockholders submitting such proposals.

                         STOCK OWNERSHIP OF MANAGEMENT
                           AND CERTAIN OTHER HOLDERS

     The following table sets forth information about the only known beneficial owners of more than 5% of the Company's Common Stock as of February 24, 2003. This information is based solely on the Company's review of Schedules 13G filed by such beneficial owners with the Securities and Exchange Commission (the "SEC").

                                                                           PERCENT
                    NAME AND ADDRESS OF                       NUMBER OF      OF
                      BENEFICIAL OWNER                          SHARES      CLASS
                    -------------------                       ----------   -------
FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson(1)...  13,489,604    6.7%
  82 Devonshire Street
  Boston, Massachusetts 02109
Harris Associates L.P. and Harris Associates Inc.(2)........  10,977,224    5.5%
  Two North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790

---------------

NOTES

(1) In its Schedule 13G filed February 13, 2003 with respect to its securities as of December 31, 2002, FMR Corp. states that it has sole voting power as to 1,315,739 shares, shared voting power as to no shares, sole dispositive power with respect to 13,489,604 shares and shared dispositive power with respect to no shares. Mr. Johnson and Ms. Johnson state that they each have sole and shared voting power as to no shares, sole dispositive power with respect to 13,489,604 shares and shared dispositive power with respect to no shares.

(2) In its Schedule 13G filed February 14, 2003 with respect to its securities as of December 31, 2002, Harris Associates L.P. states that it has sole voting power as to no shares, shared voting power as to 10,977,224 shares, sole dispositive power with respect to 3,104,324 shares and shared dispositive power with respect to 7,872,900 shares. Harris Associates Inc. states that it has sole voting power as to no shares, shared voting power as to 10,977,224 shares, sole dispositive power with respect to 3,104,324 shares and shared dispositive power with respect to 7,872,900 shares.

     The following table sets forth the number of shares of Common Stock beneficially owned as of February 24, 2003 by each Director or nominee for Director, the executive officers of the Company named in the Summary Compensation Table below, and by all Directors and executive officers as a group. No individual Director or nominee for Director or named executive officer beneficially owns 1 percent or more of the Company's outstanding Common Stock, nor do the Directors and executive officers as a group.

                                                              NUMBER OF SHARES
                                                 ------------------------------------------
                                                 BENEFICIALLY      DEFERRAL
                     NAME                         OWNED (1)        PLANS (2)        TOTAL
-----------------------------------------------  ------------      ---------      ---------
Mr. Reuben V. Anderson.........................       8,000           4,201          12,201
Ms. Laird I. Grant.............................      17,762          10,933          28,695
Mr. Robert J. Harding..........................       6,000           2,053           8,053
Mr. John T. LaMacchia..........................      20,000           5,224          25,224
Mr. James F. McDonald..........................      19,653           5,226          24,879
Mr. Kenneth W. Orce............................      38,877           8,046          46,923
Mr. Donald M. Roberts..........................      40,000          16,323          56,323
Mr. John F. Schwarz............................      21,088           8,381          29,469
Mr. Walter Scott, Jr...........................      18,296          14,727          33,023
Mr. Bobby S. Shackouls.........................     825,177         156,112         981,289
Mr. William E. Wade, Jr. ......................       8,300           2,032          10,332
Mr. L. David Hanower...........................     199,060          55,720         254,780
Mr. Randy L. Limbacher.........................     191,114          24,988         216,102
Mr. Steven J. Shapiro..........................     156,472          18,985         175,457
Mr. John A. Williams...........................     170,686          20,734         191,420
ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (15 PERSONS)......................   1,740,485         353,685       2,094,170

NOTES

     (1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of February 24, 2003. As a result, the number of shares shown in this column includes for Mr. Anderson, Ms. Grant, Mr. Harding, Mr. LaMacchia, Mr. McDonald, Mr. Orce, Mr. Roberts, Mr. Schwarz, Mr. Scott, Mr. Wade, Mr. Shackouls, Mr. Hanower, Mr. Limbacher, Mr. Shapiro, and Mr. Williams 7,000, 12,000, 5,000, 12,000, 13,000, 26,252, 15,000, 18,626, 13,000, 7,000, 749,000,
         170,925, 157,100, 110,000 and 145,000 shares, respectively, and
         1,460,903 shares for all Directors and executive officers as a group, which such person (or group) has the right to acquire within 60 days of February 24, 2003. For Messrs. Shackouls, Hanower, Limbacher, Shapiro and Williams, the number of shares shown in this column includes 70,000, 17,500, 20,000, 40,000 and 17,500 shares of Common Stock, respectively, subject to restrictions. Unless otherwise indicated below, the Directors, nominees for Directors, and executive officers named in the table above have sole voting and investment authority with respect to the shares set forth in the table.

     (2) These shares represent the economic equivalent of shares of Common Stock, and were received as a result of grants under the Phantom Stock Plan for Non-Employee Directors and several deferred compensation plans of the Company. These share equivalents are subject to Common Stock market price fluctuations.

     (3) Includes 3,000 shares of Common Stock owned by trusts of which Mr. Orce's wife is trustee and their children are beneficiaries. Mr. Orce disclaims beneficial ownership of these shares.

     (4) Includes 1,200 shares of Common Stock owned by Entech Enterprises, Inc., of which Mr. Schwarz is President and Chief Executive Officer. Mr. Schwarz disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the number of Directors constituting the Board of Directors at eleven. It is proposed to elect eleven Directors, each to hold office for a term of one year and until his or her successor shall have been elected and qualified. The Board of Directors has determined that each of the nominees, other than Mr. Shackouls, is independent, as defined in the current and proposed New York Stock Exchange regulations.

     Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement, subject to the condition that if any of the named nominees should be unable to serve, discretionary authority is reserved to vote for a substitute. No circumstances are presently known which would render any nominee named herein unable or unwilling to serve. Holders of the voting stock may not cumulate their votes in the election of Directors.

     Each of the following nominees is a Director of the Company at the present time:

     MR. REUBEN V. ANDERSON--Age--60. Member--Audit Committee and Governance and Nominating Committee. Partner, Phelps Dunbar, Jackson, Mississippi--Law. For more than five years, Mr. Anderson's principal occupation has been as shown above. Mr. Anderson has been a Director of the Company since July 2001. Mr. Anderson is also a director of BellSouth, The Kroger Company, Mississippi Chemical Corporation and Trustmark National Bank.

     MS. LAIRD I. GRANT--Age--57. Member--Audit Committee. Managing Director, U.S. Trust Company and Chief Investment Officer, U.S. Trust of Florida, Naples, Florida--Investment Management. Since December 2002, Ms. Grant's principal occupation has been as shown above. From October 2001 to December 2002, Ms. Grant's principal occupation was Managing Director of U.S. Trust Company. From December 1998 to October 2001, Ms. Grant was retired. From January 1995 to December 1998, Ms. Grant was President, Chief Executive Officer, Chief Investment Officer, and Director, Rockefeller & Co., Inc. a registered investment advisor. Ms. Grant has been a Director of the Company since July 1996.

     MR. ROBERT J. HARDING--Age--45. Chairman--Audit Committee. Member--Governance and Nominating Committee. Chairman, Brascan Corporation, Toronto, Canada -- Real Estate, Financial and Power Generation Company with Investments in Natural Resources. Since August 1997, Mr. Harding's principal occupation has been as shown above. Mr. Harding is a Fellow Chartered Accountant, an honor given by the Ontario Institute of Chartered Accountants to senior chartered accountants to recognize their contributions to the profession. Mr. Harding has been a Director of the Company since April 2002. Mr. Harding is also a director of BPO Properties Inc., Falconbridge Limited, Nexfor Inc. and Noranda Inc.

     MR. JOHN T. LAMACCHIA--Age--61. Member--Compensation Committee. Chairman and Chief Executive Officer, Tellme Networks, Inc., Mountain View, California--Telecommunications. Since September 2001, Mr. LaMacchia's principal occupation has been as shown above. From May 2000 to September 2001, Mr. LaMacchia was retired. From May 1999 to May 2000, Mr. LaMacchia was President and Chief Executive Officer of Cellnet Data Systems, Inc. From October 1993 through February 1999, Mr. LaMacchia was President and Chief Executive Officer, Cincinnati Bell Inc. Mr. LaMacchia has been a Director of the Company since July 1996. Mr. LaMacchia is also a director of The Kroger Company. In February 2000, Cellnet Data Systems Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in connection with the acquisition of the company's assets and assumption of certain debt by Schlumberger Limited.

     MR. JAMES F. MCDONALD--Age--63. Member--Compensation Committee and Governance and Nominating Committee. Chairman, President and Chief Executive Officer, Scientific-Atlanta, Inc., Lawrenceville, Georgia--Telecommunications. Since November 2000, Mr. McDonald's principal occupation has been as shown above. From July 1993 to November 2000 Mr. McDonald was President and Chief Executive Officer, Scientific-Atlanta, Inc. Mr. McDonald has been a Director of the Company since October 1988. Mr. McDonald is also a director of Mirant Corporation and National Data Corporation.

     MR. KENNETH W. ORCE--Age--59. Chairman--Governance and Nominating Committee. Senior Partner, Cahill Gordon & Reindel, New York, New York--Law. For more than five years, Mr. Orce's principal occupation has been as shown above. Mr. Orce has been a Director of the Company since October 1997.

     MR. DONALD M. ROBERTS--Age--67. Member--Audit Committee. Retired. Mr. Roberts has been retired since September 1995. From February 1990 until September 1995, Mr. Roberts was Vice Chairman and Treasurer, United States Trust Company of New York and its parent, U.S. Trust Corporation. Mr. Roberts has been a Director of the Company since July 1993. Mr. Roberts is also a director of York International Corporation.

     MR. JOHN F. SCHWARZ--Age--66. Member--Compensation Committee. Chairman, President and Chief Executive Officer, Entech Enterprises, Inc., Houston, Texas--Energy Investments. For more than five years, Mr. Schwarz' principal occupation has been as shown above. Mr. Schwarz has been a Director of the Company since October 1997. Mr. Schwarz is also a director of NS Group, Inc.

     MR. WALTER SCOTT, JR.--Age--71. Chairman--Compensation Committee. Member--Governance and Nominating Committee. Chairman, Level 3 Communications, Inc., Omaha, Nebraska -- Telecommunications and Internet Services. Since April 1998, Mr. Scott's principal occupation has been as shown above. From 1979 through March 1998, Mr. Scott was Chairman and President of Peter Kiewit Sons', Inc. Mr. Scott has been a Director of the Company since July 1988. Mr. Scott is also a director of Berkshire Hathaway Inc., Commonwealth Telephone Enterprises, Inc., ConAgra, Inc., Kiewit Materials Company, Peter Kiewit Sons' Inc., RCN Corporation and Valmont Industries, Inc.

     MR. BOBBY S. SHACKOULS--Age--52. Chairman of the Board, President and Chief Executive Officer, Burlington Resources Inc., Houston, Texas. Since July 1997, Mr. Shackouls' principal occupation has been as shown above. Mr. Shackouls has been a Director of the Company since December 1995. Mr. Shackouls is also a director of The Kroger Company.

     MR. WILLIAM E. WADE, JR.--Age--60. Member--Compensation Committee. Retired. For most of 1998, Mr. Wade was President of Atlantic Richfield Company, an oil and gas company ("ARCO"). He served as an Executive Vice President of ARCO from June 1993 to January 1998. Mr. Wade has been a Director of the Company since July 2001.

DIRECTORS' COMPENSATION

     As of the date of the 2003 Annual Meeting, Directors who are not officers or employees of the Company will receive an annual retainer of $75,000. In addition, each Chairman of a Committee of the Board of Directors will receive an annual retainer of $5,000. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as Directors. Directors who are not officers or employees of the Company may defer all or part of their compensation.

     The Company's 2000 Stock Option Plan for Non-Employee Directors provides for the annual grant of a nonqualified option for 2,000 shares of Common Stock immediately following the Annual Meeting of Stockholders to Directors who are not employees of the Company. In addition, an option for 5,000 shares is granted upon a Director's initial election or appointment to the Board of Directors. The exercise price per share with respect to each option is the fair market value (as defined in the plan) of the Common Stock on the date the option is granted. During 2002, an annual option for 2,000 shares of Common Stock was granted to Ms. Grant and to each of Messrs. Anderson, LaMacchia, McDonald, Orce, Roberts, Schwarz, Scott and Wade pursuant to this plan. In addition, during 2002 an option for 5,000 shares of Common Stock was granted pursuant to this plan to Mr. Harding upon his election to the Board of Directors.

     The Company's Phantom Stock Plan for Non-Employee Directors provides that immediately following each Annual Meeting of Stockholders, a memorandum account established for each of the Directors who is not an employee of the Company will be credited with 1,000 shares of phantom stock. Dividends paid per share of Common Stock are deemed to be paid per share of phantom stock and are reinvested in additional phantom stock pursuant to the plan. Amounts credited to the memorandum accounts pursuant to this plan are unfunded obligations of the Company. Upon termination of service as a Director, phantom shares credited in the memorandum account will be valued at the fair market value of the Company's Common Stock at that time and paid in cash.

     In 1991, the Company has established a Charitable Award Program for Directors who have served on the Board of Directors for at least two years. Upon the death of a Director, the Company will donate $1 million to one or more educational institutions of higher learning or private foundations nominated by the Director. In January 2003, the Board of Directors amended the program to provide that persons first elected to serve on the Board of Directors after January 2003 will not be eligible to participate in the program.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC. Such officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company during the Company's most recent fiscal year by the Company's executive officers, Directors, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Kenneth W. Orce, a member of the Board of Directors of the Company, is a senior partner at the law firm of Cahill Gordon & Reindel, which provides legal services to the Company and its subsidiaries. For the fiscal year ended December 31, 2002, the total legal fees paid by the Company to Cahill Gordon & Reindel represented less than 1% of the gross revenue of the firm.

     Walter Scott, Jr., a member of the Board of Directors of the Company, is a significant shareholder of MidAmerican Energy Holdings Company ("MidAmerican"). In 2002, MidAmerican acquired the Kern River Pipeline system and the Northern Natural Gas Pipeline system. For the fiscal year ended December 31, 2002, the Company paid MidAmerican or its pipeline subsidiaries approximately $130,000, with respect to gas sales and transportation charges, an amount which is less than 1% of MidAmerican's consolidated gross revenues.

                        REPORT ON EXECUTIVE COMPENSATION
                         BY THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation program.

                     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of the Company's executives with those of the shareholders. Key elements of this philosophy are:

     - Establishing compensation plans which strengthen the Company's ability to attract and retain executives and key employees and to deliver pay commensurate with the Company's performance, as measured by strategic, operating and financial objectives.

     - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than just as employees.

     - Rewarding executives for superior performance when shareholders receive an above-average return on their investment over the long term.

     One of the Committee's objectives is to position executive base salaries to be competitive with other companies in the energy sector. In 2002, executive base salaries were at the median when compared to a group of oil and gas companies. This compensation comparator group consists of twelve independent and integrated oil and gas companies, including those currently in the Company's self constructed peer group which is used in the Comparison of Cumulative Total Shareholder Return, as well as Amerada Hess Corporation, Conoco Inc., Kerr-McGee Corporation, Occidental Petroleum Corporation and Phillips Petroleum Company. The performance of the companies in the compensation comparator group is not considered in establishing executive base salaries.

     The Incentive Compensation Plan, or annual bonus plan, is the program by which executives can earn additional compensation based on individual, division and Company performance relative to certain annual objectives. At maximum award levels, total annual cash compensation for the Company's executives is in the top quartile of the compensation comparator group's total annual cash compensation. The plan allows for maximum awards of up to 150 percent of base salary. In evaluating the Company's 2002 performance, the Committee considered a combination of strategic, operating and financial objectives, including Return on Capital Employed, growth in Appraised Net Worth per share, Change in Unit Cash Costs, Change in Production per Share and Reserve Replacement Cost. The change in Appraised Net Worth is calculated on a price normalized basis. These measures were specifically weighted and are considered to be critical to the Company's fundamental goal of building shareholder value. In addition, the Committee has the discretion to override the result of these measures based upon the Company's relative Total Shareholder Return as compared to its self-constructed peer group. Beginning in 2003, the Committee will also consider the Company's environmental health and safety performance as a measure which could modify the results of the measures described above.

     The Company's long-term incentive program consists of the 2002 Stock Incentive Plan (the "Stock Incentive Plan") and the 2001 Performance Share Unit Plan (the "PSU Plan"). The Committee's objective is to structure the executives' long-term incentive compensation opportunity at approximately the seventy-fifth percentile of long-term compensation provided by the compensation comparator group and to emphasize equity as the cornerstone of the Company's long-term incentive compensation program. Long-term incentive benefits are dependent on the Company's achievement of its strategic, operating and financial goals, the Company's relative Total Shareholder Return as compared to the TSR peer group, and the price of the Company's Common Stock.

     Under the Stock Incentive Plan, stock options are granted to executives, managers and key employees. The options vest no earlier than one year after the grant date, have a term of ten years and have an exercise price equal to the fair market value of the Common Stock on the day of grant. Restricted stock is also granted to this group of employees. The restrictions on this stock generally lapse on the third anniversary of the date of grant.

     Vesting of units under the PSU Plan occurs over a four year performance period ending in December 2004 and is dependent on the Company's achievement of its strategic, operating and financial objectives and the Company's relative Total Shareholder Return. Up to 25 percent of the units granted are eligible to vest and pay-out for each year of the plan. Units which do not vest in any given year may be carried over for vesting consideration at the end of the four year cycle.

     The deferred compensation provisions of the Company's compensation plans, including the PSU Plan, permit participants to allocate all or a portion of their deferred compensation in a variety of investment funds, including phantom shares of the Company's Common Stock. As an inducement for executives to increase their exposure to the Company's Common Stock, the plans permit executives the opportunity to invest their deferred PSU Plan pay-out in phantom shares at 75 percent of the fair market value of the Company's Common Stock, provided that such funds may not be transferred to another investment fund for three years or until termination of employment. Beginning in 2003, the Incentive Compensation Plan also allows deferrals into phantom stock at 75 percent of fair market value. In addition, the Stock Incentive Plan permits a participant to forfeit Restricted Stock and receive phantom stock in the deferral plans at fair market value.

     The Omnibus Budget Reconciliation Act of 1993 places a limit on the amount of certain types of compensation for each of the executive officers which may be tax deductible by the Company. The Company's policy is, primarily, to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value. Where it is consistent with this compensation philosophy, the Committee will also attempt to structure compensation programs that are tax-deductible by the Company.

                      COMPANY PERFORMANCE AND COMPENSATION

  Annual Incentive Award

     The Company generally exceeded its operational objectives for the year. Return on Capital Employed, change in Unit Cash Costs, Reserve Replacement Costs and price normalized Appraised Net Worth per share all significantly exceeded objectives. Change in natural gas equivalent production per share met the target.

     The Company significantly improved its asset portfolio through acquisitions of high-potential properties and a $1.2 billion divestiture program to dispose of non-core assets. Through internal development and acquisitions, the Company replaced 161 percent of production for the year.

     In view of these results, the Committee awarded Mr. Shackouls an annual incentive award of $1,195,350, which represents 122.6 percent of his base salary. Similarly, the Committee awarded the other executive officers 122.6 percent of their base salaries.

     In general, the Committee reviews the base salaries for the executive group every year and in connection with promotions or significant changes in responsibilities. In January 2003, the base salaries for Messrs. Shapiro and Limbacher were adjusted due to promotion. The base salaries for Mr. Shackouls and the other executive officers were not adjusted.

  Long-Term Incentive Plan Payout

     The Company's performance, for purposes of the PSU Plan pay-out, was evaluated over a two year period, beginning January 1, 2001 and ending December 31, 2002. The Committee determined that the Company's performance was excellent and its Total Shareholder Return was excellent, compared to the self-constructed TSR peer group. The Committee approved the vesting of 75 percent of the eligible units based upon the Company's performance for 2002 or 37,500 units for Mr. Shackouls and an aggregate of 37,500 units for the other executive officers.

     Pay-out under the PSU Plan, which occurred in January 2003, was based on the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 trading days prior to and including December 31, 2002. Payments under this plan consisted of $1,585,875 to Mr. Shackouls and an aggregate of $1,585,876 to the other executive officers.

  Long-Term Incentive Plan Awards

     As an incentive for future performance and consistent with the objective of targeting long-term incentive compensation at the seventy-fifth percentile when compared to the comparator group of oil and gas companies, the Committee in January 2003 granted Mr. Shackouls 100,000 stock options and 30,000 shares of restricted stock. The Committee also granted the other executive officers an aggregate of 120,000 stock options and an aggregate of 35,000 shares of restricted stock. The grant of restricted stock vests in three years. In October 2002, the Committee made a special grant of 20,000 shares of restricted stock to Mr. Shapiro which vests over four years.

     Additional awards were made under the PSU Plan in January 2003 to newly promoted executive officers.

                                STOCK OWNERSHIP

     The Committee established stock ownership guidelines in 1993 to more closely align executive management's personal financial interests with the interests of all shareholders. The guidelines require executives, depending upon their position, to hold the equivalent of one to four times their base pay in the Company's Common Stock. For new incumbents, these targets are to be achieved within five years of their appointment to the position. As of February 24, 2003, the record date for the Annual Meeting, each of the Company's executive officers had attained the stock ownership targets currently required by the guidelines.

                                    COMPENSATION COMMITTEE

                                    Mr. Walter Scott, Jr., Chairman
                                    Mr. John T. LaMacchia
                                    Mr. John F. Schwarz
                                    Mr. William E. Wade, Jr.

                               PERFORMANCE GRAPH

     The Company compares the Cumulative Total Shareholder Return on the Common Stock of the Company with that of a self-constructed peer group. The peer group consists of Anadarko Petroleum Corp., Apache Corp., Devon Energy Corporation, EOG Resources, Inc., Noble Energy, Inc., Ocean Energy, Inc. and Unocal Corporation.

             Comparison of 5-Year Cumulative Total Shareholder Return

                              [PERFORMANCE GRAPH]

                                   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                   --------   --------   --------   --------   --------   --------
Burlington Resources.............    $100       $ 81       $ 76       $117       $ 89       $102
S & P 500........................     100        129        156        141        125         97
Corporate Peers(1)...............     100         80         92        167        132        128

                             YEAR ENDED DECEMBER 31

            Comparison of 2-Year Cumulative Total Shareholder Return

                              [PERFORMANCE GRAPH]

                                12/31/2000   12/31/2001   12/31/2002
                                ----------   ----------   ----------
Burlington Resources..........     $100         $ 75         $ 87
Corporate Peers(1)............      100           79           77
S & P 500.....................      100           88           69

------------------

NOTES

(1) The index is weighted to reflect the relative market capitalization of the peer group companies at the beginning of each period for which a return is indicated.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 2002, 2001, and 2000 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries during 2002 whose salary and bonus exceeded $100,000 ("named executive officers"). Annual compensation includes amounts deferred at the officer's election.

                                                                                             LONG-TERM COMPENSATION
                                                                                 ----------------------------------------------
                                                                                            AWARDS                  PAYOUTS
                                                 ANNUAL COMPENSATION             ----------------------------   ---------------
                                       ---------------------------------------                     SECURITIES
                                                               OTHER ANNUAL      RESTRICTED        UNDERLYING
 NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS(1)    COMPENSATION(5)   STOCK AWARDS(2)    OPTIONS     LTIP PAYOUTS(3)
------------------------------  ----   --------   ----------   ---------------   ---------------   ----------   ---------------
Mr. Bobby S. Shackouls          2002   $975,000   $1,195,350      $134,731          $707,800         140,000      $1,585,875
  Chairman of the Board,        2001   $975,000   $1,109,550      $147,945          $985,000         100,000      $  911,500
  President and Chief           2000   $910,020   $  819,018      $ 67,010          $862,500          50,000      $2,265,842
  Executive Officer
Mr. Randy L. Limbacher          2002   $400,020   $  490,425      $  6,600          $176,950          35,000      $  396,469
  Executive Vice President      2001   $400,020   $  455,223      $  5,270          $246,250          25,000      $  227,875
  and Chief Operating Officer   2000   $375,000   $  337,500      $180,530          $172,500          12,000      $  527,209
Mr. Steven J. Shapiro(6)        2002   $400,020   $  490,425      $135,816          $943,350          35,000      $  396,469
  Executive Vice President      2001   $400,020   $  455,223      $ 73,249          $246,250          25,000      $  227,875
  and Chief Financial Officer   2000   $ 75,255   $   84,375         --                --             50,000           --
Mr. John A. Williams            2002   $400,020   $  490,425      $  3,558          $176,950          35,000      $  396,469
  Senior Vice President,        2001   $400,020   $  455,223      $ 79,210          $246,250          25,000      $  227,875
  Exploration                   2000   $375,000   $  337,500      $184,347          $172,500          12,000      $  555,143
Mr. L. David Hanower            2002   $385,020   $  472,035      $155,514          $176,950          35,000      $  396,469
  Senior Vice President,        2001   $365,040   $  415,416      $ 97,334          $246,250          25,000      $  227,875
  Law and Administration        2000   $325,020   $  292,518      $196,027          $172,500          12,000      $  538,503


                                 ALL OTHER
 NAME AND PRINCIPAL POSITION    COMPENSATION(4)
------------------------------  ---------------
Mr. Bobby S. Shackouls             $141,541
  Chairman of the Board,           $123,137
  President and Chief              $100,057
  Executive Officer
Mr. Randy L. Limbacher             $ 74,493
  Executive Vice President         $ 64,376
  and Chief Operating Officer      $ 50,808
Mr. Steven J. Shapiro(6)           $ 51,315
  Executive Vice President         $ 29,064
  and Chief Financial Officer      $  3,750
Mr. John A. Williams               $275,084
  Senior Vice President,           $241,365
  Exploration                      $195,552
Mr. L. David Hanower               $ 64,035
  Senior Vice President,           $ 52,605
  Law and Administration           $ 42,504

---------------

NOTES

(1) Unless otherwise noted, bonus payments are reported for the year in which the related services were performed.

(2) The value of restricted stock reported in this column is based on the closing price of the Common Stock on the New York Stock Exchange on the date of grant. On December 31, 2002, Messrs. Shackouls, Limbacher, Shapiro, Williams and Hanower held 65,000, 15,000, 30,000, 15,000 and 15,000 shares, respectively, of restricted Common Stock, having a market value, based on the closing price of the Common Stock on such date, of $2,772,250, $639,750, $1,279,500, $639,750 and $639,750, respectively. For Mr. Shapiro the number of shares of restricted stock includes 20,000 shares of restricted Common Stock granted on October 16, 2002 which will vest in equal installments annually during the next four years, beginning on October 16, 2003 and will be fully vested on October 16, 2006. Dividends are paid on restricted Common Stock at the same rate as paid on unrestricted Common Stock.

(3) Regarding 2002, long-term incentive plan payout pursuant to the Company's 2001 Performance Share Unit Plan ("PSU Plan") for the performance period which began January 1, 2002 and ended on December 31, 2002. Under the PSU Plan, this payment is equal to the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 business days immediately preceding and including December 31, 2002. Of the units eligible to vest in 2002, 75% were vested. Of this amount, Messrs. Shapiro and Hanower deferred 100% of their payouts into phantom shares of the Company's Common Stock. Regarding 2001, long-term incentive plan payout pursuant to the PSU Plan for the performance period which began January 1, 2001 and ended on December 31, 2001. Under the PSU Plan, this payment is equal to the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 business days immediately preceding and including December 31, 2001. Of the units eligible to vest in 2001, 50% were vested. Of this amount, Messrs. Williams and Hanower deferred 100% of their payouts, and Mr. Shapiro deferred $159,513, into phantom shares of the Company's Common Stock. Regarding 2000, long-term incentive plan payout pursuant to the Company's 1997 Performance Share Unit Plan ("1997 PSU Plan") for the performance period which began January 1, 1997 and ended on December 31, 2000. Under the terms of the 1997 PSU Plan, this payment is equal to the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 business days immediately preceding and including the last day of the performance period. Units vested under the 1997 PSU Plan throughout the four year performance cycle. In aggregate, 65% of the units granted under the 1997 PSU Plan vested.

(4) Includes matching contributions made by the Company during 2002 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Limbacher, Shapiro, Williams and Hanower of $125,073, $68,419, $51,315, $68,419 and $64,035, respectively. Includes matching contributions made by the Company during 2001 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Limbacher, Shapiro, Williams and Hanower of $107,641, $59,002, $29,064, $59,002 and $52,605,
    respectively. Includes matching contributions made by the Company during 2000 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Limbacher, Shapiro, Williams and Hanower of $91,726, $48,000, $3,750, $51,002 and $42,504, respectively. Includes for Messrs. Shackouls, Limbacher and Williams interest accrued during 2002 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the Company's Deferred Compensation Arrangement in the amounts of $16,468, $6,073 and $10,011, respectively. Includes for Mr. Williams interest accrued during 2002 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the LL&E Deferred Compensation Arrangement in the amount of $196,653. Includes for Messrs. Shackouls, Limbacher and Williams interest accrued during 2001 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the Company's Deferred Compensation Plan in the amounts of $15,496, $5,374 and $7,490, respectively. Includes for Mr. Williams interest accrued during 2001 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the LL&E Deferred Compensation Arrangement in the amount of $174,873. Includes for Messrs. Shackouls, Limbacher and Williams interest accrued during 2000 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the Company's Deferred Compensation Plan in the amounts of $8,331, $2,808 and $121, respectively. Includes for Mr. Williams interest accrued during 2000 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the LL&E Deferred Compensation Arrangement in the amount of $144,429.

(5) For Mr. Shackouls includes $35,138 and $38,338 attributed for personal use of Company airplanes in 2002 and 2001, respectively.

(6) Mr. Shapiro joined the Company October 18, 2000.

                            OPTIONS GRANTED IN 2002

     The following information is furnished for the year ended December 31, 2002 with respect to the named executive officers for stock options which were granted in January 2002 under the Burlington Resources Inc. 1993 Stock Incentive Plan.

                                           NUMBER OF
                                           SECURITIES    % OF TOTAL
                                           UNDERLYING     OPTIONS
                                            OPTIONS       GRANTED      EXERCISE                 GRANT DATE
                                           GRANTED IN   TO EMPLOYEES     PRICE     EXPIRATION    PRESENT
                  NAME                      2002(1)       IN 2002      PER SHARE    DATE(1)      VALUE(2)
                  ----                     ----------   ------------   ---------   ----------   ----------
Mr. Bobby S. Shackouls...................  137,200(3)       25.2%       $35.45       1/9/12     $1,809,668
                                             2,800(4)         .6%       $35.45       1/8/12     $   38,920

Mr. Randy L. Limbacher...................   32,200(3)        5.9%       $35.45       1/9/12     $  424,718
                                             2,800(4)         .6%       $35.45       1/8/12     $   38,920

Mr. Steven J. Shapiro....................   32,200(3)        5.9%       $35.45       1/9/12     $  424,718
                                             2,800(4)         .6%       $35.45       1/8/12     $   38,920

Mr. John A. Williams.....................   32,200(3)        5.9%       $35.45       1/9/12     $  424,718
                                             2,800(4)         .6%       $35.45       1/8/12     $   38,920

Mr. L. David Hanower.....................   32,200(3)        5.9%       $35.45       1/9/12     $  424,718
                                             2,800(4)         .6%       $35.45       1/8/12     $   38,920

---------------

NOTES

(1) Under the terms of the Stock Incentive Plan, options are granted at fair market value and generally may not be exercised until the employee has completed one year of continuous employment with the Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate one year following an optionee's death or three years after termination of employment, disability, retirement, termination in certain events following a "Change in Control" of the Company, as defined in the Stock Incentive Plan (a "Change in Control"), or other termination, except that the Compensation Committee may terminate options earlier following such other termination of employment of the named executive officers.

(2) The value has been calculated using a variation of the Black-Scholes stock option valuation methodology. The applied model used the grant date of January 9, 2002, with an option price of $35.45, it assumed a stock price volatility of 40.66 percent, a risk-free rate of return of 5.02 percent, a dividend of $0.55 per year and an expected term until exercise of ten years. The value has been reduced by approximately 23.48 percent to reflect the probability of forfeiture due to termination of employment prior to vesting or of a shortened option term due to termination of employment prior to the expiration date.

(3) Nonqualified stock options which became exercisable on January 9, 2003.

(4) Incentive stock options which became exercisable on January 9, 2003.

            AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES

     The following information is furnished for the year ended December 31, 2002 with respect to the named executive officers for stock option exercises which occurred during 2002.

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               NUMBER OF                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SECURITIES                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2002(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Mr. Bobby S. Shackouls......     --            --           609,000        140,000      $1,000,454     $1,008,000
Mr. Randy L. Limbacher......     --            --           122,100         35,000      $  245,124     $  252,000
Mr. Steven J. Shapiro.......     --            --            75,000         35,000      $  101,250     $  252,000
Mr. John A. Williams........    12,000       $122,624       110,000         35,000          --         $  252,000
Mr. L. David Hanower........     4,600       $ 18,555       135,925         35,000      $  189,642     $  252,000

---------------

NOTES

(1) This amount is the aggregate of the market value of the Common Stock at the time each stock option was exercised minus the exercise price for that option.

(2) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the exercise price for that option and $42.65, the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002.

                                  PENSION PLAN

     Benefit accruals under the qualified pension plan of the Company and its subsidiaries (the "Pension Plan") and the nonqualified Supplemental Benefits Plan (the "Supplemental Benefits Plan") are based on the gross amount of earnings, including incentive bonuses, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Estimated annual benefit levels under the Plans, based on earnings and years of credited service at age 65, are as follows:

                               PENSION PLAN TABLE

       AVERAGE                          YEARS OF SERVICE AT AGE 65
       PENSION         -------------------------------------------------------------
     EARNINGS(1)          15          20           25            30           35
---------------------  --------    --------    ----------    ----------   ----------
 600,000                141,878     189,170       236,463       283,755      331,048
 700,000                165,878     221,170       276,463       331,755      387,048
 800,000                189,878     253,170       316,463       379,755      443,048
 900,000                213,878     285,170       356,463       427,755      499,048
1,000,000               237,878     317,170       396,463       475,755      555,048
1,100,000               261,878     349,170       436,463       523,755      611,048
1,200,000               285,878     381,170       476,463       571,755      667,048
1,300,000               309,878     413,170       516,463       619,755      723,048
1,400,000               333,878     445,170       556,463       667,755      779,048
1,500,000               357,878     477,170       596,463       715,755      835,048
1,600,000               381,878     509,170       636,463       763,755      891,048
1,700,000               405,878     541,170       676,463       811,755      947,048
1,800,000               429,878     573,170       716,463       859,755    1,003,048
1,900,000               453,878     605,170       756,463       907,755    1,059,048
2,000,000               477,878     637,170       796,463       955,755    1,115,048
2,100,000               501,878     669,170       836,463     1,003,755    1,171,048
2,200,000               525,878     701,170       876,463     1,051,755    1,227,048
2,300,000               549,878     733,170       916,463     1,099,755    1,283,048
2,400,000               573,878     765,170       956,463     1,147,755    1,339,048
2,500,000               597,878     797,170       996,463     1,195,755    1,395,048
2,600,000               621,878     829,170     1,036,463     1,243,755    1,451,048
2,700,000               645,878     861,170     1,076,463     1,291,755    1,507,048
2,750,000               657,878     877,170     1,096,463     1,315,755    1,535,048

---------------

NOTE

(1) Average pension earnings for a given year include salary and bonus payments. Under the Pension Plan, the maximum benefit payable in 2002 is $160,000 and the maximum amount of compensation that may be considered is $200,000. Pension Plan benefits are not reduced by Social Security benefits.

     The Pension Plan formula (as amended as of January 1, 1999) for normal retirement benefits at age 65 is 1.1 percent of the highest three-year average earnings, plus 0.5 percent of the highest three-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service. An early retirement supplement equal to 1 percent of the highest three-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service, is payable until age 65. Both the basic benefit and the early retirement supplement are reduced by 2 percent for each year the employee's actual retirement date precedes the date the employee would have attained age 65. Years of credited service under the Pension Plan at age 65 for Messrs. Shackouls, Limbacher, Shapiro, Williams, and Hanower would be 22, 37, 16, 23, and 34, respectively.

                   EMPLOYMENT AGREEMENTS AND SEVERANCE PLANS

     The Company has an agreement with Mr. Shackouls which provides for his employment as Chairman of the Board, President and Chief Executive Officer of the Company at a minimum annual salary of $825,000, effective for three years from the date the Company notifies him that it does not wish to extend the term. The Agreement shall terminate automatically on the date of the Company's Annual Meeting of Stockholders following Mr. Shackouls' 60th birthday. The agreement provides that upon termination of employment within two years after a Change in Control of the Company, Mr. Shackouls will be entitled to the greater of the benefits under the employment agreement or the Company's Executive Change in Control Severance Plan (the "Change in Control Severance Plan"). Pursuant to this agreement, Mr. Shackouls is entitled to approximately thirteen additional years of credited service under the Supplemental Benefits Plan if he remains employed by the Company until age 55 or is terminated by the Company prior to age 55.

     The Change in Control Severance Plan provides severance benefits following a Change in Control for certain officers of the Company and its subsidiaries, including the named executive officers listed in the Summary Compensation Table, in an amount equal to (i) three times the sum of annual salary plus the bonus amount defined in the plan and (ii) a pro rata bonus amount for the year in which the change in control occurs. The Change in Control Severance Plan also provides for the continuation of life, health, survivor benefit and long-term disability insurance for a period of up to 36 months subsequent to a participant's termination of employment following a Change in Control as well as a supplemental pension payable under the Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Change in Control Severance Plan for any termination of employment within two years of the date of a Change in Control, except where termination is by reason of death, disability, for cause, instituted by the employee for other than good reason or the employee is offered employment with a divested operating unit of the Company. The Change in Control Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan.

     As defined in the Change in Control Severance Plan, a "Change in Control" shall mean the occurrence of any of the following: (a) a person or group acquires 20% or more of the Company's voting securities; (b) a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued unless such merger is a "Non-Control Transaction" as defined in the Change in Control Severance Plan; (c) the sale or disposition of substantially all of the Company's assets; (d) a complete liquidation or dissolution of the Company; or (e) members of the Board of Directors on the effective date of the Change in Control Severance Plan and new members approved by at least two-thirds of such members and previously approved members cease to constitute a majority of the Board of Directors.

     The Company also has an agreement with Mr. Shapiro which provides that if
(i) Mr. Shapiro is still employed by the Company on his 55th birthday or (ii) before his 55th birthday, Mr. Shapiro's employment with the Company is involuntarily terminated by the Company (other than for "Cause" or as a result of his death or "Permanent Disability," each as defined in the Company's Key Executive Severance Protection Plan), Mr. Shapiro will receive upon termination of his employment with the Company a supplemental pension benefit equal to the difference between the benefit calculated using his actual service and the benefit calculated assuming Mr. Shapiro had an additional three years of credited service. This supplemental pension benefit will be calculated using the provisions of the qualified Pension Plan and the non-qualified Supplemental Benefits Plan in effect at the time Mr. Shapiro's employment with the Company is terminated.

     The Company has also agreed to provide certain employees formerly employed in the Company's Seattle, Washington office, including Mr. Hanower, with additional pension-related benefits if their employment terminates prior to age 60 equal to the lump sum value of the additional benefits the employee would have received under the Company's Pension Plan and Supplemental Benefits Plan if the employee had retired upon early retirement at age 60, based on the assumptions that the employee's base salary increases 6% per year, the employee receives the maximum bonus opportunity each year, and the Social Security integration level increases at 5% per year.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes an excise tax on payments to certain employees following a Change in Control if the payments meet certain requirements and exceed certain limits set forth in the Code. If payments under the Change in Control Severance Plan (the "Severance Payments") are subject to this excise tax, the Company will pay an additional amount to the participant (the "Gross-Up Payment") such that the participant retains, after payment of the excise tax on the Severance Payments and the Gross-Up Payment and any income tax and Medicare tax on the Gross-Up Payment, an amount equal to the Severance Payments.

                           REPORT BY AUDIT COMMITTEE

     The primary purpose of the Audit Committee is to assist the Board of Directors' oversight of (1) the integrity of the Company's financial statements,
(2) the independent auditor's qualifications, independence and performance, (3) the performance of the Company's internal audit function, and (4) the Company's compliance with legal and regulatory requirements. The Audit Committee is solely responsible for the appointment and compensation of the Company's independent auditors. The Audit Committee is composed of four independent directors and operates under a written charter adopted and approved by the Board of Directors, attached as a Schedule A to this Proxy Statement. During the fiscal year 2002, the Audit Committee held nine meetings.

     It is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles, or to certify the Company's financial statements. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to guarantee the independent auditor's report or assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics.

     Based on the Audit Committee's review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditors regarding such auditor's independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61 and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                    AUDIT COMMITTEE

                                    Mr. Robert J. Harding, Chairman
                                    Mr. Reuben V. Anderson
                                    Ms. Laird I. Grant
                                    Mr. Donald M. Roberts

                                    AUDITORS

     The Audit Committee of the Board of Directors has appointed, and the Board of Directors has ratified, PricewaterhouseCoopers LLP ("PWC") as independent public accountants for the year ending December 31, 2003.

     Representatives of PWC will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PWC for the audit of the Company's financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $2,035,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PWC did not provide the Company any financial information systems design and implementation services as used in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2002.

ALL OTHER FEES

     The aggregate fees billed for services rendered by PWC, other than for audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2002 were $321,950. These services included work for benefit plan audits, tax compliance and consulting, registration statements and business continuity planning consultation.

GENERAL

     The Audit Committee of the Company's Board of Directors has considered whether the provision of services by PWC covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining PWC's independence.

                            EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the management will be borne by the Company. In addition, D. F. King & Co. has been retained to aid in the solicitation at an estimated fee of $10,000. Proxies may be solicited by personal interview, mail and telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending proxy material to their principals.

                            ELECTRONIC PROXY VOTING

     Registered shareholders can vote their shares via (1) a toll-free telephone call from the U.S. and Canada; or (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission rules regarding the delivery of proxy statements and annual reports permit the Company, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as "householding," will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for the Company. Each stockholder will continue to receive a separate proxy card.

     We have delivered only one proxy statement and annual report to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of the Company's proxy statement or annual report, either now or in the future, the Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to the Company's transfer agent, EquiServe Trust Company, N.A. either by sending a request in writing to P.O. Box 43010, Providence, Rhode Island 02940 or by calling 1-800-736-3001.

     If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact EquiServe at the address or telephone number indicated above.

                                 OTHER MATTERS

     Management knows of no other matters which are likely to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                                 ANNUAL REPORT

     This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information is furnished in the Company's 2002 Annual Report to Stockholders and such information is incorporated herein by reference thereto. A copy of the Company's 2002 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, telephone (713) 624-9500.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2004 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2004 Annual Meeting of Stockholders must be mailed to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, and must be received by the Corporate Secretary on or before November 22, 2003.

     Stockholder proposals submitted outside of the procedures set forth above, including nominations for Directors, must be mailed to Mr. Jeffery P. Monte, Corporate Secretary, at the address above and must be received by the Corporate Secretary on or before January 21, 2004. If a proposal is received after that date, the Company's proxy for the 2004 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2004 Annual Meeting.

                                      By Order of the Board of Directors

                                      JEFFERY P. MONTE
                                      Corporate Secretary

                                                                      SCHEDULE A

                           BURLINGTON RESOURCES INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Board of Directors shall designate annually an Audit Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. The members of the Audit Committee shall be "independent" as determined in accordance with the laws, rules and regulations of the New York Stock Exchange, financially literate (or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), at least one shall have accounting or related financial management expertise and shall otherwise comply with and satisfy the requirements of the New York Stock Exchange, the securities laws and all other applicable laws, rules and regulations. The Audit Committee shall report regularly to the Board of Directors.

     A Chairman of the Audit Committee shall be elected annually by the Board of Directors.

PURPOSE

     The primary purpose of the Audit Committee is to assist the Board of Directors' oversight of (1) the integrity of the Company's financial statements,
(2) the independent auditor's qualifications, independence and performance, (3) the performance of the Company's internal audit function, and (4) the Company's compliance with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles ("GAAP"), or to certify the Company's financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor's report. The Audit Committee shall assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company.

MEETINGS

     The Audit Committee shall meet at least four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board or the President of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company's records. In order to foster open communications, the Committee shall meet periodically with senior management, the head of the Company's internal audit department and the independent auditor in separate private sessions to discuss any matters that the Audit Committee or any such persons believe appropriate.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee shall have the sole authority to appoint and terminate the Company's independent auditor, which shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation (including as to fees and terms) and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be preapproved by the Audit Committee subject to applicable laws, rules and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant preapprovals with respect to auditing services and permitted non-auditing services, provided that any such grant of preapproval shall be reported to the full Audit Committee at its next meeting.

POWERS AND RESPONSIBILITIES

  A. OVERSIGHT OF THE COMPANY'S FINANCIAL STATEMENTS AND DISCLOSURE PRACTICES

     The Audit Committee shall:

          1) Discuss with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and recommend to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K.

          2) Discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

          3) Review the Company's disclosure controls and procedures and internal controls and procedures for financial reporting and the certifications required to be made by any officer of the Company in each of the Company's quarterly reports on Form 10-Q and the Company's annual report on Form 10-K (the "Periodic Reports").

          4) Review all reports from the independent auditor pursuant to applicable laws, rules and regulations concerning:

             a) all critical accounting policies and practices to be used;

             b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

             c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          5) Discuss with the independent auditor certain matters related to the conduct of the audit pursuant to Statement of Auditing Standards No. 61, including any:

             a) Problems or difficulties encountered by the independent auditor in the course of the audit work;

             b) Restrictions on the scope of the independent auditor's activities or access to information;

             c) Significant disagreements with management;

             d) Communications between the independent auditing team and such team's national office with respect to auditing or accounting issues presented by the engagement;

             e) Accounting adjustments noted or proposed by the independent auditor, but not adopted by the Company; and

             f) Management or internal control letter issued or proposed to be issued by the independent auditor and the Company's response to that letter.

          6) Discuss generally with management the types of information to be disclosed and presentations to be made in connection with the Company's (a) issuance of earnings press releases (including the Company's use of "pro forma," or "adjusted" non-GAAP information), and (b) disclosure of financial information and earnings guidance to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

          7) Discuss the Company's policies and guidelines which govern the Company's risk assessment and risk management as well as discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          8) Review and discuss with management and the independent auditor, as it deems necessary or appropriate:

             a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

             b) Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and

             c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  B. OVERSIGHT OF THE COMPANY'S INDEPENDENT AUDITOR

     The Audit Committee shall:

          1) Obtain and review a report from the independent auditor on at least an annual basis describing:

             a) The internal quality-control procedures of such independent auditor;

             b) Any material issues raised by the independent auditor's most recent internal quality-control review or peer review and any steps taken to deal with such issues;

             c) Any material issues raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues; and

             d) All relationships between the independent auditor and the Company.

          2) Evaluate the qualifications, performance and independence of the independent auditor, taking into account the foregoing report, the services provided by the independent auditor and the opinions of management and the Company's internal auditors, and report such conclusions to the Board of Directors.

          3) Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management and the Company's internal auditors.

          4) Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company's independent auditor on a regular basis.

          5) Establish Company hiring policies with respect to the employment of current and former employees of the independent auditor who were engaged on the Company's account.

          6) Review and discuss with management and the independent auditor the proposed plan and overall scope of the Company's annual audit.

  C. OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     The Audit Committee shall:

          1) Review the activities of the internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan and all concluded internal audits, including summaries of any significant issues raised during the performance of the internal audits.

          2) Discuss with management and the independent auditor the responsibilities, budget and staffing of the internal audit department and any recommended changes in the planning and scope of the Company's annual internal audit plan.

          3) Approve in advance the retention and the dismissal of the head of the internal audit department.

  D. OVERSIGHT OF THE COMPANY'S COMPLIANCE WITH LEGAL AND REGULATORY
  REQUIREMENTS

     The Audit Committee shall:

          1) Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended.

          2) Review with management and the independent auditors the Company's Code of Business Conduct and Ethics (the "Code of Conduct"), which prohibits unethical or illegal activities by the Company's directors, officers and employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

          3) Approve any proposed waivers for directors or executive officers and review any material waivers for non-executive officers or employees granted by the Company's Senior Vice President, Law and Administration or the Vice President and General Counsel pursuant to the Company's Code of Conduct.

          4) Review with management, the independent auditor and the Company's counsel any legal, regulatory and environmental matters that may have a material impact on the Company's financial statements or accounting policies.

          5) Establish procedures for the (a) receipt, retention and treatment of complaints received by the Company regarding the Company's accounting, internal accounting controls or auditing matters, and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

          6) Review and assess compliance with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the New York Stock Exchange, specifically applicable to the composition and responsibilities of the Audit Committee.

ADDITIONAL POWERS AND RESPONSIBILITIES

     The Audit Committee shall have the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel and accountants, as it determines is necessary or appropriate to carry out its duties. All related fees and costs of such advisors shall be paid promptly by the Company in accordance with its normal business practices.

     The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee's own performance during such past year.

     The Audit Committee shall perform such other activities as the Audit Committee or the Board of Directors may from time to time deem necessary or appropriate.

[BURLINGTON RESOURCES LOGO]



March 21, 2003


To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Burlington Resources Inc. to be held at 9:00 a.m., local time, on Wednesday, April 23, 2003, in the Ambassador Room of The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas. Detailed information about the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. The Company has Internet and telephone voting options for your convenience. We ask that you vote as soon as possible, by using either the Internet or telephone options or by signing and returning your proxy by mail in the envelope provided.

Sincerely,

/s/ BOBBY S. SHACKOULS

Bobby S. Shackouls
Chairman of the Board,
President and Chief Executive Officer

[0332 - BURLINGTON RESOURCES] [FILE NAME: ZBRL72.ELX] [LOGO: ZBRLRS] [SIGN:ZBRSIG] [VERSION - (4)] {03/07/03] [ORIG. 02/06/03]



         DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL         ZBRL72


                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

            BURLINGTON RESOURCES INC. ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 23, 2003


     The undersigned hereby appoints Bobby S. Shackouls and L. David Hanower, and each or either of them, with full power of substitution, as the proxy or the proxies (the "Proxies") of the undersigned to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held in the Ambassador Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas on April 23, 2003 at 9:00 a.m. local time, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if present at such Annual Meeting. In the election of directors, this proxy will be voted in accordance with the specifications so made on the reverse side. If no direction is given, this proxy will be voted FOR Proposal 1. Said proxies shall have discretionary authority as to any other matters that may properly come before the meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.



-----------                                                          -----------
SEE REVERSE    (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)    SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

[BURLINGTON RESOURCES LOGO]
C/O EQUISERVE TRUST COMPANY N.A.
P.O. Box 8694
EDISON, NJ 08818-8694




                                                   VOTER CONTROL NUMBER

                                                -----------------------------

                                                -----------------------------

                                     YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


VOTE-BY-INTERNET    [COMPUTER GRAPHIC]                  OR              VOTE-BY-TELEPHONE    [TELEPHONE GRAPHIC]

1. Log on to the Internet and go to                                     1. Call toll-free
   http://www.eproxyvote.com/br                                            1-877-PRX-VOTE(1-877-779-8683)

2. Enter your Voter Control Number listed above                         2. Enter your Voter Control Number listed above and
   and follow the easy steps outlined on the secured                       follow the easy recorded instructions.
   website.

                                        If you vote over the Internet or by telephone,
                                                  please do not mail your card.


       [0332 - BURLINGTON RESOURSES] [FILE NAME: ZBRL71.ELX][LOGO-ZBRLRS][VERSION - (3)] [02/26/03] [ORIG. 02/06/03]

                                    DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                 ZBRL71


        PLEASE MARK
[X]     VOTES AS IN
        THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL

1.  Elections of Directors.

    NOMINEES: (01) R.V. Anderson, (02) L.I. Grant, (03) R.J. Harding,
              (04) J.T. LaMacchia, (05) J.F. McDonald, (06) K.W. Orce,
              (07) D.M. Roberts, (08) J.F. Schwarz, (09) W. Scott, Jr.,
              (10) B.S. Shackouls and (11) W.E. Wade, Jr.

                          FOR  [ ]              [ ] WITHHELD

[ ]
   --------------------------------------
   For all nominees except as noted above

                                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                                                                      MARK HERE FOR COMMENTS   [ ]

                                                                               Please sign exactly as your name appears. If acting
                                                                               as attorney, executor, trustee or in other
                                                                               representative capacity, sign name and title. Joint
                                                                               owners should each sign.



Signature:                                  Date:                   Signature:                                   Date:
         --------------------------------        ------------------           ---------------------------------         -----------

                                         [BURLINGTON RESOURCES LOGO]

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT                            NOTICE OF
YOUR MANAGEMENT WILL APPRECIATE THE PROMPT        ANNUAL MEETING
RETURN OF YOUR SIGNED PROXY SO THE SHARES YOU     OF STOCKHOLDERS
OWN WILL BE REPRESENTED AT THE ANNUAL MEETING OF  AND
STOCKHOLDERS.                                     PROXY STATEMENT

--------------------------------------------------------------------------------

                                             TO BE HELD IN THE AMBASSADOR ROOM,
                                             THE ST. REGIS HOTEL,
                                             1919 BRIAR OAKS LANE
                                             HOUSTON, TEXAS
                                             APRIL 23, 2003
                                             9:00 A.M.

                                                                       332-PS-02